EXHIBIT (21)

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
Subsidiaries of the Registrant

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES

The registrant's subsidiaries are listed below, omitting certain entities that have de minimis activity or are in the process of being liquidated that, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as of June 30, 2015.

Agile Pursuits Franchising, Inc. [Ohio]
Agile Pursuits, Inc. [Ohio]
Arbora & Ausonia, S.L.U. [Spain]
Arbora, S.A. [Spain]
Arborinvest, S.A.U. [Spain]
Braun (Shanghai) Co., Ltd. [China]
Braun GmbH [Germany]
Braun-Gillette Immobilien GmbH & Co. KG [Germany]
Capella LLC [Russia]
Celtic Insurance Company, Inc. [Vermont]
Compania Giva, S.A. [Delaware]
Compania Procter & Gamble Mexico, S. de R.L. de C.V. [Mexico]
Compañia Quimica S.A. [Argentina]
Consumer Studies, Inc. [Massachusetts]
Corporativo Procter & Gamble, S. de R.L. de C.V. [Mexico]
Cosmetic Products Pty. Ltd. [Australia]
Cosmetic Suppliers Pty. Ltd. [Australia]
DDI Batteries Mexico S. de R.L. de C.V. [Mexico]
Detergent Products B.V. [Netherlands ]
Detergent Products SARL [Switzerland]
Detergenti S.A. [Romania]
Duracell (China) Ltd. [China]
Duracell Batteries B.V.B.A. [Belgium]
Duracell do Brasil Industria e Comercio Ltda. [Brazil]
Duracell Powermat, LLC [Delaware]
Escada Cosmetics Ltd. [Korea]
Eurocos Cosmetic GmbH [Germany]
Fameccanica Data S.p.A. [Italy]
Fameccanica Indùstria e Comèrcio Do Brasil LTDA. [Brazil]
Fameccanica Machinery (Shanghai) Co., Ltd. [China]
Fater S.p.A. [Italy]
Foreign Company "Procter & Gamble" [Belarus]
Fountain Square Music Publishing Co., Inc. [Ohio]
FPG Oleochemicals Sdn. Bhd. [Malaysia]
Galleria Co. [Delaware]
Gillette (China) Ltd. [China]

Gillette (Shanghai) Ltd. [China]
Gillette Australia Pty. Ltd. [Australia]
Gillette Canada Holdings, Inc. [Delaware]
Gillette China Investment, LLC [Delaware]
Gillette Commercial Operations North America [Massachusetts]
Gillette de Mexico, Inc. [Delaware]
Gillette del Uruguay, S.A. [Uruguay]
Gillette Distribution Ltd. [Egypt]
Gillette Diversified Operations Pvt. Ltd. [India]
Gillette Dominicana, S.A. [Dominican Republic]
Gillette Egypt S.A.E. [Egypt]
Gillette Group UK Ltd [U.K.]
Gillette Gruppe Deutschland GmbH & Co. oHG [Germany]
Gillette Holding Company, Inc. [Delaware]
Gillette Holding GmbH [Germany]
Gillette India Limited [India]
Gillette Industries Ltd. [U.K.]
Gillette International B.V. [Netherlands ]
Gillette Latin America Holding B.V. [Netherlands ]
Gillette Management LLC [Delaware]
Gillette Nova Scotia Company [Canada]
Gillette Pakistan Limited [Pakistan]
Gillette Poland International Sp. z.o.o. [Poland]
Gillette Poland S.A. [Poland]
Gillette Products Private Limited [India]
Gillette U.K. Limited [U.K.]
Giorgio Beverly Hills, Inc. [Delaware]
Go Unlimited LLC [Delaware]
Graham Webb International, Inc. [Delaware]
Gresham Cosmetics Pty. Ltd. [Australia]
Hyginett KFT [Hungary]
iMFLUX Inc. [Delaware]
Industries Marocaines Modernes SA [Morocco]
Labocos S.r.l. [Italy]
Laboratorios Vicks, S.L.U. [Spain]
Liberty Street Music Publishing Company, Inc. [Ohio]
Limited Liability Company 'Procter & Gamble Trading Ukraine' [Ukraine]
LLC "Gillette Group" [Russia]
LLC "Procter & Gamble Novomoskovsk" [Russia]
LLL "Procter & Gamble Distributorskaya Compania" [Russia]
"Procter & Gamble Services Company" LLC [Russia]
"Procter & Gamble" LLC [Russia]
Marcvenca Inversiones, C.A. [Venezuela]
Metropolitan Cosmetics GmbH [Germany]
Mining Consultants (India) Private Ltd. [India]
Modern Industries Company - Dammam [Saudi Arabia]

Modern Products Company - Jeddah [Saudi Arabia]
New Chapter Canada Inc. [Canada]
New Chapter, Inc. [Delaware]
Nexus Mercantile Private Ltd. [India]
Nioxin Management, Inc. [Georgia]
Nioxin Research Laboratories, Inc. [Georgia]
Noxell Corporation [Maryland]
Olay LLC [Puerto Rico]
Ondal France SARL [France]
Oral-B Laboratories Dublin LLC [Delaware]
Oral-B Laboratories Newbridge LLC [Delaware]
Oral-B Laboratories, G.P. [Delaware]
P&G Asia Investments, LLC [Ohio]
P&G Distribution Morocco SAS [Morocco]
P&G Industrial Peru S.R.L. [Peru]
P&G Innovation Godo Kaisha [Japan]
P&G Israel M.D.O. Ltd. [Israel]
P&G Japan Holdings Godo Kaisha [Japan]
P&G K.K. [Japan]
P&G Max Factor Godo Kaisha [Japan]
P&G Northeast Asia Pte. Ltd. [Singapore]
P&G Prestige Products GmbH [Germany]
P&G Prestige Products Ltd. [U.K.]
P&G Prestige Products N.V. [Belgium]
P&G Prestige Products, Inc. [Connecticut]
P&G Prestige Service GmbH [Germany]
P&G South African Trading (Pty.) Ltd. [South Africa]
P&G-Clairol, Inc. [Delaware]
Parfums Rochas S.A.S. [France]
PGIO S.A. Agencia en Chile [Chile]
PGT Health Care (Zhejiang) Limited [China]
PGT Healthcare LLP [Delaware]
Phase II Holdings Corporation [Philippines]
PPI ZAO [Russia]
PPS Hairwear Australia Pty. Ltd. [Australia]
Procter & Gamble (Chengdu) Ltd. [China]
Procter & Gamble (China) Ltd. [China]
Procter & Gamble (China) Sales Co., Ltd. [China]
Procter & Gamble (East Africa) Limited [Kenya]
Procter & Gamble (Egypt) Manufacturing Company [Egypt]
Procter & Gamble (Enterprise Fund) Limited [U.K.]
Procter & Gamble (Guangzhou) Consumer Products Co., Ltd. [China]
Procter & Gamble (Guangzhou) Enterprise Management Service Company Limited [China]
Procter & Gamble (Guangzhou) Ltd. [China]
Procter & Gamble (Health & Beauty Care) Limited [U.K.]
Procter & Gamble (Jiangsu) Ltd. [China]

Procter & Gamble (L&CP) Limited [U.K.]
Procter & Gamble (Malaysia) Sdn Bhd [Malaysia]
Procter & Gamble (Manufacturing) Ireland Limited [Ireland]
Procter & Gamble (Shanghai) International Trade Company Ltd. [China]
Procter & Gamble (Singapore) Pte. Ltd. [Singapore]
Procter & Gamble Acquisition GmbH [Germany]
Procter & Gamble Algeria EURL [Algeria]
Procter & Gamble Amazon Holding B.V. [Netherlands ]
Procter & Gamble Amiens S.A.S. [France]
Procter & Gamble Argentina SRL [Argentina]
Procter & Gamble Asia Holding B.V. [Netherlands ]
Procter & Gamble Asia Pte. Ltd. [Singapore]
Procter & Gamble Asia Pte. Ltd. [Philippines]
Procter & Gamble Asnieres S.A.S. [France]
Procter & Gamble Australia Proprietary Limited [Australia]
Procter & Gamble Azerbaijan Services LLC [Azerbaijan]
Procter & Gamble Bangladesh Private Ltd. [Bangladesh]
Procter & Gamble Blois S.A.S. [France]
Procter & Gamble Braun de Mexico Holding, LLC [Ohio]
Procter & Gamble Brazil Holdings B.V. [Netherlands ]
Procter & Gamble Bulgaria EOOD [Bulgaria]
Procter & Gamble Business Services Canada Company [Canada]
Procter & Gamble Canada Holding B.V. [Netherlands ]
Procter & Gamble Chile Holding Ltda. [Chile]
Procter & Gamble Chile Limitada [Chile]
Procter & Gamble Chile, Inc. [Ohio]
Procter & Gamble Colombia Ltda. [Colombia]
Procter & Gamble Commercial de Cuba, S.A. [Cuba]
Procter & Gamble Commercial LLC [Puerto Rico]
Procter & Gamble Czech Holding B.V. [Netherlands ]
Procter & Gamble Czech Republic s.r.o. [Czech Republic]
Procter & Gamble d.o.o. za trgovinu [Croatia]
Procter & Gamble Danmark ApS [Denmark]
Procter & Gamble de Venezuela, S.C.A. [Venezuela]
Procter & Gamble de Venezuela, S.R.L. [Venezuela]
Procter & Gamble Detergent (Beijing) Ltd. [China]
Procter & Gamble Distributing (Philippines) Inc. [Philippines]
Procter & Gamble Distributing New Zealand Limited [New Zealand]
Procter & Gamble Distribution Company (Europe) BVBA [Belgium]
Procter & Gamble Distribution S.R.L. [Romania]
Procter & Gamble do Brasil S/A [Brazil]
Procter & Gamble do Brazil, LLC [Delaware]
Procter & Gamble do Nordeste S/A [Brazil]
Procter & Gamble DS Polska Sp. z o.o. [Poland]
Procter & Gamble Eastern Europe, LLC [Ohio]
Procter & Gamble Ecuador Cia. Ltda. [Ecuador]

Procter & Gamble Egypt [Egypt]
Procter & Gamble Egypt Distribution [Egypt]
Procter & Gamble Egypt Holding [Egypt]
Procter & Gamble Egypt Supplies [Egypt]
Procter & Gamble Energy Company LLC [Ohio]
Procter & Gamble España, S.A. [Spain]
Procter & Gamble Europe SA [Switzerland]
Procter & Gamble Export Operations SARL [Switzerland]
Procter & Gamble Exports, LLC [Delaware]
Procter & Gamble Far East, Inc. [Ohio]
Procter & Gamble Finance (U.K.) Ltd. [U.K.]
Procter & Gamble Finance Management S.a.r.l. [Luxembourg]
Procter & Gamble Financial Services S.a.r.l. [Luxembourg]
Procter & Gamble Finland OY [Finland]
Procter & Gamble France S.A.S. [France]
Procter & Gamble Germany GmbH [Germany]
Procter & Gamble Germany GmbH & Co. Operations oHG [Germany]
Procter & Gamble GmbH [Germany]
Procter & Gamble Grundstucks-und Vermogensverwaltungs GmbH & Co. KG [Germany]
Procter & Gamble Gulf FZE [United Arab Emirates]
Procter & Gamble Hair Care, LLC [Delaware]
Procter & Gamble Hellas Ltd. [Greece]
Procter & Gamble Holding (Thailand) Limited [Thailand]
Procter & Gamble Holding France S.A.S. [France]
Procter & Gamble Holding GmbH [Germany]
Procter & Gamble Holding S.r.l. [Italy]
Procter & Gamble Holdings (UK) Ltd. [U.K.]
Procter & Gamble Home Products Private Limited [India]
Procter & Gamble Hong Kong Investment, Limited [Hong Kong]
Procter & Gamble Hong Kong Limited [Hong Kong]
Procter & Gamble Hungary Wholesale Trading Partnership (KKT) [Hungary]
Procter & Gamble Hygiene & Health Care Limited [India]
Procter & Gamble Inc. [Canada]
Procter & Gamble India Holdings B.V. [Netherlands ]
Procter & Gamble India Holdings, Inc. [Ohio]
Procter & Gamble Indochina Limited Company [Vietnam]
Procter & Gamble Industrial Colombia Ltda. [Colombia]
Procter & Gamble Industrial e Comercial Ltda. [Brazil]
Procter & Gamble Industrial - 2012 C.A. [Venezuela]
Procter & Gamble Industrial S.C.A. [Venezuela]
Procter & Gamble Interamericas de Costa Rica, Limitada [Costa Rica]
Procter & Gamble Interamericas de El Salvador, Limitada de Capital Variable [El Salvador]
Procter & Gamble Interamericas de Guatemala, Limitada [Guatemala]
Procter & Gamble Interamericas de Panama, S. de R.L. [Panama]
Procter & Gamble International Funding SCA [Luxembourg]
Procter & Gamble International Operations Pte. Ltd. [Singapore]

Procter & Gamble International Operations S.A. [Switzerland]
Procter & Gamble International Operations SA-ROHQ [Philippines]
Procter & Gamble International S.a.r.l. [Luxembourg]
Procter & Gamble Investment Company (UK) Ltd. [U.K.]
Procter & Gamble Investment GmbH [Germany]
Procter & Gamble Italia, S.p.A. [Italy]
Procter & Gamble Japan K.K. [Japan]
Procter & Gamble Kazakhstan LLP [Kazakhstan]
Procter & Gamble Korea IE, Co. [Korea]
Procter & Gamble Korea Inc. [Korea]
Procter & Gamble Korea S&D Co. [Korea]
Procter & Gamble Lanka Private Ltd. [Sri Lanka]
Procter & Gamble Leasing LLC [Ohio]
Procter & Gamble Levant S.A.L. [Lebanon]
Procter & Gamble Limited [U.K.]
Procter & Gamble Manufactura, S. de R.L. de C.V. [Mexico]
Procter & Gamble Manufacturing Cologne GmbH [Germany]
Procter & Gamble Manufacturing (Thailand) Limited [Thailand]
Procter & Gamble Manufacturing (Tianjin) Co. Ltd. [China]
Procter & Gamble Manufacturing Belgium N.V. [Belgium]
Procter & Gamble Manufacturing Berlin GmbH [Germany]
Procter & Gamble Manufacturing GmbH [Germany]
Procter & Gamble Manufacturing SA (Pty) Ltd [South Africa]
Procter & Gamble Marketing and Services doo [Serbia and Montenegro]
Procter & Gamble Marketing Romania SRL [Romania]
Procter & Gamble Maroc SA [Morocco]
Procter & Gamble Mataro, S.L.U. [Spain]
Procter & Gamble Mexico Holding B.V. [Netherlands ]
Procter & Gamble Middle East FZE [United Arab Emirates]
Procter & Gamble Nederland B.V. [Netherlands ]
Procter & Gamble Netherlands Investments B.V. [Netherlands ]
Procter & Gamble Netherlands Services B.V. [Netherlands ]
Procter & Gamble Nigeria Limited [Nigeria]
Procter & Gamble Nordic, LLC [Ohio]
Procter & Gamble Norge AS [Norway]
Procter & Gamble Operations Polska Sp. z o.o. [Poland]
Procter & Gamble Overseas India B.V. [Netherlands ]
Procter & Gamble Overseas Ltd. [U.K.]
Procter & Gamble Pakistan (Private) Limited [Pakistan]
Procter & Gamble Partnership LLP [U.K.]
Procter & Gamble Peru S.R.L. [Peru]
Procter & Gamble Pharmaceuticals France SAS [France]
Procter & Gamble Philippines, Inc. [Philippines]
Procter & Gamble Polska Sp. z o.o [Poland]
Procter & Gamble Portugal - Produtos De Consumo, Higiene e Saúde S.A. [Portugal]
Procter & Gamble Prestige Products S.A. [Portugal]

Procter & Gamble Prestige Products S.A.U. [Spain]
Procter & Gamble Product Supply (U.K.) Limited [U.K.]
Procter & Gamble Productions, Inc. [Ohio]
Procter & Gamble Productos de Consumo, S.L.U. [Spain]
Procter & Gamble Retail Services BVBA [Belguim]
Procter & Gamble RHD, Inc. [Ohio]
Procter & Gamble RSC Regional Service Company Ltd. [Hungary]
Procter & Gamble S.r.l. [Italy]
Procter & Gamble Satis ve Dagitim Ltd. Sti. [Turkey]
Procter & Gamble Service GmbH [Germany]
Procter & Gamble Services (Switzerland) SA [Switzerland]
Procter & Gamble Services Company N.V. [Belgium]
Procter & Gamble Services Ltd. [Kenya]
Procter & Gamble SA (Pty) Ltd [South Africa]
Procter & Gamble South America Holding B.V. [Netherlands ]
Procter & Gamble Sverige AB [Sweden]
Procter & Gamble Switzerland SARL [Switzerland]
Procter & Gamble Taiwan Limited [Taiwan]
Procter & Gamble Taiwan Sales Company Limited [Taiwan]
Procter & Gamble Technical Centres Limited [U.K.]
Procter & Gamble Technology (Beijing) Co., Ltd. [China]
Procter & Gamble Trading (Thailand) Limited [Thailand]
Procter & Gamble Tuketim Mallari Sanayii A.S. [Turkey]
Procter & Gamble UK [U.K.]
Procter & Gamble UK Parent Company Ltd. [U.K.]
Limited Liability Company with foreign investments “Procter & and Gamble Ukraine” [Ukraine]
Procter & Gamble Universal Holding B.V. [Netherlands ]
Procter & Gamble Verwaltungs GmbH [Germany]
Procter & Gamble Vietnam, Ltd. [Vietnam]
Procter & Gamble, Spol. s.r.o. (Ltd.) [Slovak Republic]
Procter & Gamble-Rakona s.r.o. [Czech Republic]
Productos Cosméticos, S.L.U. [Spain]
Professional Care Logistics, S.L.U. [Spain]
Progam Realty & Development Corporation [Philippines]
Promotora de Bienes y Valores, S. de R.L. de C.V. [Mexico]
PT Cosmopolitan Cosmetics [Indonesia]
PT Kosmindo [Indonesia]
PT Procter & Gamble Home Products Indonesia [Indonesia]
PT Procter & Gamble Operations Indonesia [Indonesia]
Redmond Products, Inc. [Minnesota]
Richardson-Vicks do Brasil Quimica e Farmacêutica Ltda [Brazil]
Richardson-Vicks Real Estate Inc. [Ohio]
Riverfront Music Publishing Co., Inc. [Ohio]
Rosemount LLC [Delaware]
Russwell Ltd [Russia]
S.P.F. Beaute SAS [France]

Scannon GmbH [Germany]
Scannon S.A.S. [France]
Sebastian Europe GmbH [Germany]
Series Acquisition B.V. [Netherlands ]
Shulton, Inc. [New Jersey]
SPD Development Company Limited [U.K.]
SPD Swiss Precision Diagnostics GmbH [Switzerland]
Surfac S.R.L. [Peru]
Sycamore Productions, Inc. [Ohio]
Tambrands Inc. [Delaware]
Tambrands Limited [U.K.]
TAOS - FL, LLC [Florida]
TAOS Retail, LLC [Delaware]
Temple Trees Impex & Investment Private Limited [India]
The Art of Shaving - FL, LLC [Florida]
The Dover Wipes Company [Ohio]
The Gillette Company [Delaware]
The Procter & Gamble Distributing LLC [Delaware]
The Procter & Gamble GBS Company [Ohio]
The Procter & Gamble Global Finance Company, LLC [Ohio]
The Procter & Gamble Manufacturing Company [Ohio]
The Procter & Gamble Paper Products Company [Ohio]
The Procter & Gamble U.S. Business Services Company [Ohio]
The Wella Corporation [Delaware]
US CD LLC [Delaware]
Vidal Sassoon (Shanghai) Academy [China]
Vidal Sassoon Co. [Ohio]
WEBA Betriebsrenten-Verwaltungsgesellschaft mbH [Germany]
Wella (U.K.) Ltd. [U.K.]
Wella (UK) Holdings Ltd. [U.K.]
Wella France S.A.S. [France]
Wella GmbH [Germany]
Wella Grundstucks-und Vermogensverwaltungs AG & Co. KG [Germany]
Wella Hellas Ltd. [Greece]
Wella India Hair Cosmetics Private Limited [India]
Wella Intercosmetic GmbH [Germany]
Wella Management GmbH [Germany]
Wella Manufacturing GmbH [Germany]
Wella Philippines Inc. [Philippines]
Wella Verwaltung GmbH [Germany]